AMENDMENT NO. 1

TO

STOCK PURCHASE AGREEMENT

        This Amendment No. 1 (this “Amendment No. 1”) is dated as of this 30th day of September, 2004 by and between Findex.com, Inc., a Nevada corporation (the “Company”), and Barron Partners, LP, a limited partnership organized under the laws of the State of Delaware (the “Investor”) and relates to and amends that certain Stock Purchase Agreement between the Company and the Investor dated the 19th day of July, 2004 (the “Stock Purchase Agreement”).

        WHEREAS, the Company is obligated to issue two common stock purchase warrants to the Investor pursuant to Section 2.1(ii) and (iii) of the Stock Purchase Agreement, each one for 10,937,500 shares, in the forms annexed to the Stock Purchase Agreement as Exhibits A and B (together, the “Warrants”);

        WHEREAS, the Company desires to cause to be removed certain of the provisions which provide for downward adjustment of the exercise price of each of the respective Warrants;

        WHEREAS, the Investor desires to cause to be removed a certain call option provision benefitting the Company;

        NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, the Company and the Investor do hereby agree to amend the Stock Purchase Agreement in the following respects:

    1.        Deletion of Call Provision. Upon delivery of Warrant A, Section 6 as it appears in the original Exhibit A shall be deleted in its entirety, and upon delivery of Warrant B, Section 6 as it appears in the original Exhibit B shall be deleted in its entirety.

    2.        Deletion of Exercise Price Adjustment Provisions. Upon delivery of Warrant A, Section 7 “d” through “f” as they appear in the original Exhibit A shall be deleted in their entirety, and upon delivery of Warrant B, Section 7 “d” through “f” as they appear in the original Exhibit B shall be deleted in their entirety.

    3.        Renumbering of Sections. As a result of the removal of Sections 6 and 7 of each of Warrant A and Warrant B pursuant to paragraphs 1 and 2 of this Amendment No. 1, Sections 8 and 9 shall each become Sections 6 and 7, respectively, and all sections thereafter in each of Warrant A and Warrant B shall be renumbered accordingly.

    4.        No Other Changes. Except as expressly set forth herein, the Stock Purchase Agreement shall remain unchanged.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, the Investor and the Company have, as of the date set forth above, duly executed this Amendment No. 1.

FINDEX.COM, INC.

By: /s/ Steven Malone
Name: Steven Malone
Title: President & Chief Executive Officer

BARRON PARTNERS, LP

By: /s/ Andrew Barron Worden
Name: Andrew Barron Worden
Title: President, Barron Capital Advisors, LLC (a Delaware limited liability company)